Exhibit (a)(11)


                                         December 29, 1995


                            STOCK TRANSFER AGREEMENT


     WHEREAS, each of the Donald C. Sherman Living Trust dated August 5, 1980 (the "Sherman Living Trust"), of which Mr. Sherman is the sole Trustee, Thomas
L. Crow, as custodian of a Merrill Lynch collateral account (the "Merrill Lynch Account"), the Crow 1990 Community Property Trust dated June 8, 1990 (the "Crow Community Property Trust"), of which Thomas L. and Carol Ann Crow, husband and wife, are the sole co-Trustees, the Arthur B. Schultz Living Trust dated June 8, 1994 (the "Schultz Living Trust"), of which Mr. Schultz is the sole Trustee, and the Arthur B. Schultz Charitable Remainder Trust dated December 22, 1994 (the "Schultz Charitable Remainder Trust"), of which Mr. Schultz is the sole Trustee (collectively, the "Stockholders"), is a party to the Stock Option and Tender Agreement (the "Agreement"), dated as of December 18, 1995, among the Stockholders, certain other parties thereto and American Brands, Inc. (the "Company");

     WHEREAS, pursuant to Section 5.01 of the Agreement each of the Stockholders has agreed not to transfer their shares of common stock par value $.001 per share (the "Common Stock") of Cobra Golf Incorporated, without the Company's prior written consent;

     WHEREAS, each of the Stockholders wishes to transfer ownership of certain shares of Common Stock and seeks the consent of the Company to such transfer and the Company wishes to consent to such transfer;

     WHEREAS, the Donald C. & Diane D. Sherman 5% Net Income with Make-up Charitable Remainder Unitrust #1 dated December 22, 1994 (the "Sherman Charitable Unitrust #1"), of which Donald C. and Diane D. Sherman, husband and wife, are the sole co-Trustees, holds 111,889 shares of Common Stock transferred to it by the Starr Charitable Remainder Unitrust dated August 3, 1994 (NIMCRUT #1), and wishes to become a party to the Agreement;

     WHEREAS, the Sherman Living Trust wishes to transfer 622,889 shares of Common Stock into the Donald C. & Diane D. Sherman 10% Charitable Remainder Unitrust #2 dated December 22, 1994 (the "Sherman Charitable Unitrust #2"), of which Donald C. and Diane D. Sherman, husband and wife, are the sole co-Trustees, and the Sherman Charitable Unitrust #2 wishes to become a party to the Agreement;

     WHEREAS, the Sherman Living Trust wishes to transfer 40,000 shares of Common Stock into the Sherman Family Living Trust dated December 22, 1994 (the "Family Living Trust"), of which Donald C. and Diane D. Sherman, husband and wife, are the sole co-Trustees, and the Family Living Trust wishes to become a party to the Agreement;

     WHEREAS, the TLC/CGC Trust dated February 27, 1995 (the "TLC/CGC Trust"), of which James E. Moeller and Southpac International Trust, Inc., are the sole co-Trustees, holds 436,018 shares of Common Stock transferred to it by the Crow Community Property Trust for the benefit of Thomas L. & Carol Ann Crow, and wishes to become a party to the Agreement;

     WHEREAS, Thomas L. Crow, as custodian of the Merrill Lynch Account, wishes to transfer 22,667 shares of Common Stock into the Thomas L. Crow 6% Net Income with Make-up Charitable Remainder Trust #3 dated July 6, 1995 (the "Crow Charitable Remainder Trust"), of which Thomas L. and Carol Ann Crow, husband and wife, are the sole co-Trustees, and the Crow Charitable Remainder Trust wishes to become a party to the Agreement;

     WHEREAS, Thomas L. Crow, as custodian of the Merrill Lynch Account, wishes to transfer 4,000 shares of Common Stock into the Crow Community Property Trust;

     WHEREAS, the Crow Community Property Trust wishes to transfer 116,333 shares of Common Stock into the Crow Charitable Remainder Trust; and

     WHEREAS, the Schultz Living Trust wishes to transfer 3,300 and 70,000 shares of Common Stock in 1995 and 1996, respectively, into the Schultz Charitable Remainder Trust,

     NOW, THEREFORE, the parties hereto agree as follows:

     1. The Sherman Living Trust may transfer 622,889 and 40,000 shares of Common Stock held by it into the Sherman Charitable Unitrust #2 and the Family Living Trust (collectively the "Sherman Transferees"), respectively;

     2. Thomas L. Crow may transfer 4,000 shares of Common Stock from the Merrill Lynch Account into the Crow Community Property Trust; Thomas L. Crow may transfer 22,667 shares of Common Stock from the Merrill Lynch Account into the Crow Charitable Remainder Trust and the Crow Community Property Trust may also transfer 116,333 shares of Common Stock held by it into the Crow Charitable Remainder Trust (the "Crow Transferee");

     3. The Schultz Living Trust may transfer 3,300 and 70,000 shares of Common Stock held by it in 1995 and 1996, respectively, into the Schultz Charitable Remainder Trust (the "Schultz Transferee", and, together with the Sherman Transferees and the Crow Transferee, the "Transferees");

     4. The Transferees, the TLC/CGC Trust and the Sherman Charitable Unitrust #1 agree that they will be bound by the terms of the Agreement as if they were parties thereto on the date it was entered into and hereby, severally, but not jointly, makes the same representations and warranties to the Company as those made by the Selling Stockholders (as defined in the Agreement) in the Agreement, except that any reference to Exhibit A in Section 3.04 of the Agreement shall be deemed to be a reference to Annex A hereto and further agree that all shares of Common Stock held by them or received by them in the transfers described in Items 1 through 3 above shall constitute Existing Shares (as defined in the Agreement) for purposes of such Agreement; and

     5. Notwithstanding the foregoing, (i) the Transferees, the TLC/CGC Trust and the Sherman Charitable Unitrust #1 shall not be obligated to deliver to the Company certificates representing such Existing Shares held by them until 5:00 p.m. New York time on December 29, 1995, provided however, that certificates representing 73,300 and 119,021 shares of Common Stock may be delivered by the Schultz Charitable Remainder Trust and the Schultz Living Trust, respectively, up to 5:00 p.m. New York time on January 3, 1996, and (ii) neither James E. Moeller nor Southpac International Trust, Inc., as the sole co-Trustees of the TLC/CGC Trust, shall be deemed to have given a proxy pursuant to section 5.02 of the Agreement.

     IN WITNESS WHEREOF, the parties hereto have executed this agreement as of the date first above written.


                           American Brands, Inc.

                           By:        /s/ Joseph J. Griffin
                                    -------------------------
                                    Name: Joseph J. Griffin
                                    Title: Vice President and
                                             Controller




                           DONALD C. SHERMAN LIVING TRUST DATED
                           AUGUST 5, 1980

                           By:        /s/ Donald C. Sherman
                                    -------------------------
                                     Name: Donald C. Sherman
                                     Title: Trustee



                           DONALD C. AND DIANE D. SHERMAN 5% NET
                           INCOME WITH MAKE-UP CHARITABLE REMAINDER
                           UNITRUST #1 DATED DECEMBER 22, 1994

                           By:        /s/ Donald C. Sherman
                                    -------------------------
                                     Name: Donald C. Sherman
                                     Title: Trustee

                           By:        /s/ Diane D. Sherman
                                    -------------------------
                                     Name: Diane D. Sherman
                                     Title: Trustee

                           DONALD C. AND DIANE D. SHERMAN 10%
                           CHARITABLE REMAINDER UNITRUST #2 DATED
                           DECEMBER 22, 1994

                           By:       /s/ Donald C. Sherman
                                    -------------------------
                                     Name: Donald C. Sherman
                                     Title: Trustee

                           By:        /s/ Diane D. Sherman
                                    -------------------------
                                     Name: Diane D. Sherman
                                     Title: Trustee


                           SHERMAN FAMILY LIVING TRUST DATED
                           DECEMBER 22, 1994

                           By:        /s/ Donald C. Sherman
                                    -------------------------
                                     Name: Donald C. Sherman
                                     Title: Trustee

                           By:         /s/ Diane D. Sherman
                                    -------------------------
                                     Name: Diane D. Sherman
                                     Title: Trustee

                           MERRILL LYNCH ACCOUNT #240-27K85

                           By:         /s/ Thomas L. Crow
                                    -------------------------
                                    Thomas L. Crow, its custodian



                           TLC/CGC TRUST DATED FEBRUARY 27, 1995

                           By:        /s/ James E. Moeller
                                    -------------------------
                                     Name: James E. Moeller
                                     Title: Trustee

                           By:        /s/ James E. Moeller
                                    -------------------------
                                     Name: Southpac International Trust
                                     Title: Trustee



                           THOMAS L. CROW 6% NET INCOME WITH MAKE-UP
                           CHARITABLE REMAINDER TRUST #3 DATED
                           JULY 6, 1995

                           By:         /s/ Thomas L. Crow
                                    -------------------------
                                     Name: Thomas L. Crow
                                     Title: Trustee

                           By:        /s/ Carol Ann Crow
                                    -------------------------
                                    Name: Carol Ann Crow
                                    Title: Trustee



                           CROW 1990 COMMUNITY PROPERTY TRUST
                           DATED JUNE 8, 1990

                           By:        /s/ Thomas L. Crow
                                    -------------------------
                                    Name: Thomas L. Crow
                                    Title: Trustee

                           By:        /s/ Carol Ann Crow
                                    -------------------------
                                    Name: Carol Ann Crow
                                    Title: Trustee

                           THE ARTHUR B. SCHULTZ LIVING TRUST
                           DATED JUNE 8, 1994

                           By:       /s/ Arthur B. Schultz
                                    -------------------------
                                    Name:  Arthur B. Schultz
                                    Title: Trustee



                           THE ARTHUR B. SCHULTZ CHARITABLE REMAINDER
                           TRUST DATED DECEMBER 22, 1994



                           By:        /s/ Arthur B. Schultz
                                    -------------------------
                                     Name:  Arthur B. Schultz
                                     Title: Trustee

                                                                      Annex A



     After giving effect to the transactions contemplated by this Stock Transfer Agreement, the following parties beneficially own the following number of shares of Common Stock.

                                                                  Number of
Stockholder                                                        Shares
-----------                                                       ---------
Sherman
    Starr Charitable Remainder Unitrust Dated                         0
    August 3, 1994 (NIMCRUT #1)***

    Donald C. & Diane D. Sherman 5% Net Income                     111,889
    With Make-up Charitable Remainder Unitrust #1
    Dated December 22, 1994

    Donald C. Sherman Living Trust Dated                              0
    August, 5 1980

    Donald C. & Diane D. Sherman 10% Charitable                    622,889
    Remainder Unitrust #2 Dated December 22, 1994

    Sherman Family Living Trust Dated December 22, 1994             40,000


Crow
    Merrill Lynch (collateral account #240-27K85)                     0

    TLC/CGC Trust Dated February 27, 1995                          436,018

    Thomas L. Crow 6% Net Income With Make-up                      139,000
    Charitable Remainder Trust #3 Dated July 6, 1995

    Crow 1990 Community Property Trust Dated                        54,000
    June 8, 1990

    Thomas L. Crow 9% Net Income with Make-up                      279,721
    Charitable Remainder Trust #1 Dated
    December 17, 1994***

    Thomas L. Crow 20% Net Income with Make-up                     55,945
    Charitable Remainder Trust #2 Dated
    December 17, 1994***

    Thomas L. Crow G.P. FBO Crow Family Limited                   250,000
    Partnership Account #1***

Schultz
    Arthur B. Schultz Living Trust Dated June 8, 1994             336,342*

    Arthur B. Schultz Charitable Remainder Trust                   98,300**
    Dated December 22, 1994

    Arthur B. Schultz Charitable Foundation                        50,000
    Dated December 5, 1985***

* Excludes 3,300 shares which will be transferred in 1995 and 70,000 shares which will be transferred before January 3, 1996 in each case into the Arthur B. Schultz Charitable Remainder Trust Dated December 22, 1994 from Certificate No. SD1309 (in the amount of 192,321 shares of Common Stock), and includes a new certificate will be issued before January 3, 1996 for the balance to the Arthur B. Schultz Living Trust Dated June 8, 1994.

** Includes 3,300 shares of Common Stock to be transferred in 1995 and 70,000 shares of Common Stock to be transferred before January 3, 1996 from the Arthur B. Schultz Living Trust Dated June 8, 1994.

*** Party to the Stock Option and Tender Agreement but not a party to this Stock Transfer Agreement.